PARTICIPATION AGREEMENT

among

VALIC COMPANY I

COREBRIDGE CAPITAL SERVICES, INC.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

and

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into on or about July 1, 2025 by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York insurance company (hereinafter the “Company”), on its own behalf and on behalf of the Separate Accounts listed on Appendix A, each a segregated asset account of the Company (each referred to as an “Account”), VALIC COMPANY I, a Maryland corporation (hereinafter the “Fund”), and COREBRIDGE CAPITAL SERVICES, INC. (hereinafter the “Underwriter”), a Delaware corporation and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (hereinafter the “Adviser”), organized under the laws of the State of Texas.

WHEREAS, the Fund engages in business as an open-end management investment company and its series are available to act as the investment vehicle for separate accounts established for variable life insurance or variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and the shares of its series are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Fund intends to offer shares of the series under this Agreement to the Accounts of the Company; and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, the Company has registered or will register variable annuity contracts of the Separate Accounts under the 1933 Act (“Separate Account Contracts”); and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts which are listed in Appendix B as may be amended from time to time; and

WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended

(hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter “FINRA”); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts;

WHEREAS, pursuant to Rule 22c-2 under the 1940 Act, the Fund is required to enter into a shareholder information agreement with every intermediary who holds shares of the Funds in omnibus accounts and submits orders directly to the Fund or the Fund’s transfer agent or to a registered clearing agency;

WHEREAS, this Agreement sets forth the terms and conditions for information sharing for the Fund and Intermediary in accordance with Rule 22c- 2; and

WHEREAS, this Agreement effectively amends and restates any prior agreement between the Company, the Underwriter, the Adviser and the Fund relating to the services detailed in this Agreement.

NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1 The Fund agrees to make available to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders form each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:15 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the “SEC”).

1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the “Board”) may refuse to sell shares of the Fund to any person, or suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction. Notice of election to suspend or terminate shall be furnished in writing, by the Fund, said termination to be effective ten (10) Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

1.3 The Fund and the Underwriter agree that shares of the Fund will only be made available to Participating Insurance Companies, their separate accounts and certain qualified retirement plans. No shares of the Fund will be sold to the general public.

1.4 The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. Proceeds shall be wired to Company within one (1) Business Day or such longer period permitted by the 1940 Act or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by Company as the recipient for such notice of such delay by 4:00 p.m. Eastern time the same Business Day that Company transmits the redemption order to the Fund.

1.5 The Company agrees to purchase and redeem the shares of the Funds in accordance with the provisions of this Agreement.

1.6 The Company shall pay for Fund shares on the Next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.7 Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account.

1.8 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. Notwithstanding this Section 1.8, the Fund shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9 The Fund shall make its net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall make such net asset value per share available by 6:30 p.m. Eastern time. If the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares and make any applicable purchase payments.

1.10 If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to (1) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share and (2) reimbursement of expenses incurred by the Company in connection with the Company’s responsibility to adjust any Contract owners account value affected by the materially incorrect net asset value. The determination of materiality of any net asset value pricing error shall be based on the SEC’s recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

1.11 The Fund shall provide confirmation to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day. Such information shall be furnished by 1:00 p.m. Eastern time on the next Business Day.

1.12 The Company will apply its investor trading policy described in Schedule A to Contract owners investing in the Fund, as such policy may be amended by the Company from time to time. The Company will provide the Fund with reasonable advance notice of any changes to its investor trading policy.

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the Separate Account Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New York Insurance Law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of

1986, as amended (hereinafter the “Code”) and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. The Fund represents that, under the terms of its investment advisory agreements with the Adviser, the Adviser is and will be responsible for managing the fund in compliance with the Fund’s investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a registered investment company (“RIC”) in compliance with Subchapter M of the Code and Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

In the event of any noncompliance regarding its status as a RIC, the Fund will pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company. If the Fund does not so cure the noncompliance regarding its status under Section 817(h), the Fund will cooperate in good faith with the Company’s efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Fund satisfies Section 817(h) for the period or periods of noncompliance.

2.4 Subject to the Fund’s compliance with applicable diversification requirements, the Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with all applicable federal and state securities laws.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.8 The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Delaware. The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws.

2.9 The Adviser represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal or state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with all applicable state and federal securities laws.

2.10 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than two million dollars ($2 million). The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.12 Each party to this Agreement represents and warrants that it will maintain errors and omissions or other professional liability insurance coverage in accordance with any applicable law, rule or regulation or standard in the industry, covering its activities as contemplated by this Agreement. Each party shall provide evidence of insurance coverage upon request of any other party to this Agreement.

ARTICLE III. Prospectuses and Proxy Statements: Voting

3.1 The Underwriter or Fund shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request. In addition, the Fund shall provide a pdf file of the Fund’s current prospectus and Statement of Additional Information for the Company’s web site. If requested, the Fund shall also provide a digital print-ready proof containing the Fund’s current prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the documents printed. The Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and statements of additional information. The Company may also utilize the Fund’s current prospectus on the Company’s internet sites and other electronic and/or public media. Except as provided in Section 5.3, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2 The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Fund, at its expense.

3.3 The Fund shall provide the Company with copies of its reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. Proxy matters will be handled in accordance with all applicable laws, rules and regulations and by mutual agreement of the parties. The Fund shall be responsible for preparing and providing the materials required by Rule 30e-1 under the 1940 Act (“Rule 30e-1”), and Forms N-1A and N-CSR (collectively, the “Required Materials,”) which may include, among other things:

(a)	Current Annual Report and Semi-Annual Report (“Tailored Shareholder Reports”);

(b)	Current Annual and Semi-Annual Financial Statements;

(c)	Monthly Portfolio Holdings; and

(d)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters

The Fund shall provide the Required Materials to the Company within a time frame reasonably designed to assist the Company in complying with the Company’s website posting obligations under Rule 30e-1. The Fund shall provide the Required Materials to the Company in an electronic format that is suitable for website posting, and in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with paragraph (b)(2) of Rule 30e-1). The Fund shall bear the costs of posting and maintaining the Fund’s Required Materials on the website hosted by the Company, the costs of preparing and mailing notices of the availability of the Fund’s reports to Contract owners to the extent required. The Fund shall pay a Website Hosting Fee to the Company at the end of each calendar year for any calendar year the website was hosted in order to maintain compliance with Rule 30e-1 or other related rules and regulations applicable to the Required Materials. From time to time, the parties shall review the Website Hosting Fee to determine whether it reasonably approximates the Company’s incurred and anticipated costs of posting and maintaining the Fund’s Required Materials on the website hosted by the Company and preparing and mailing notices of the availability of the Fund’s Reports to Contract owners. All parties agree to negotiate in good faith any change to the Website Hosting Fee proposed by a party in good faith. The Fund shall be responsible for the content and substance of the Required Materials as provided to the Company, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Fund shall be responsible for ensuring that the Required Materials as provided to the Company:

(a)

Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”); the 1940 Act; and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.4 The parties hereto agree to cooperate with each other in connection with any laws, rules or regulations relating to the use of a summary prospectus, and such matters will be handled in accordance with all applicable laws, rules and regulations and by mutual agreement of the parties involved. The Fund, on behalf of one or more series of the Fund, will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act (“Rule 498”) applicable to its series. The Company represents and warrants that its use of the summary prospectuses and supplements, its website, and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company, at its sole cost and expense, shall host the summary prospectuses and supplements thereto as well as any other required documentation on its website. The Company shall provide the Fund with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498. The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days’ prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.

ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use with fifteen (15) Business Days after receipt of such material. The Fund, the Adviser, the Underwriter or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, and no such material shall be used if the Fund, the Adviser, the Underwriter or the designee of either so objects.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statement for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the express written permission of the Fund, the Underwriter or the designee of either.

4.3 The Fund, the Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen (15) Business Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the express written permission of the Company.

4.5 Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature or other promotional material, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.6 Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature or other promotional material, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or any Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings, electronic or other pubic media)), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

4.8 The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund’s registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V. Fees and Expenses

5.1 The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund and the Underwriter may make payments to the Company or to the Underwriter for the Contracts if and in amounts agreed to by the Fund or the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.3 The Fund shall bear the expenses of printing and distributing the Fund’s prospectus, Statement of Additional Information, shareholder reports, proxy statements and proxy-related materials to owners or shareholders who are invested in the Fund at the time each such document is printed and made available. The Fund shall not bear the expenses of printing and distributing the Fund’s prospectus, Statement of Additional Information or shareholder reports to any prospective owners (i.e., individuals who were not owners or shareholders of the Fund at the time each such document was printed and made available).

ARTICLE VI. Foreign Tax Credits

The Fund agrees to consult in advance with the Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

ARTICLE VII. Indemnification

7.1 Indemnification By The Company

7.1(a) The Company agrees to indemnify and hold harmless the Fund and each director of the Board and officers (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company’s obligation to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims;, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d) The indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2  Indemnification By the Underwriter

7.2(a) The Underwriter agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of the Section 15 of the 1933 Act

(collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Underwriter’s obligation to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund y or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)

arise as a result of any failure by the Fund to provide the services and furnish the materials contemplated under the terms of this Agreement (including a failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article II of this Agreement, or to qualify as a regulated investment company under Subchapter M of the Code); or

(v)

arise as a result of the Fund’s or Adviser’s (or their designated agents) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the

Fund’s or Adviser’s (or their designated agents) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund or the Adviser regarding such incorrect calculation or reporting; or

(vi)

arise out of or result from any material breach of any representation or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or Account, whichever is applicable.

7.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

7.3  Indemnification By the Fund

7.3(a) The Fund agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Fund and;

(i)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article II of this Agreement, or to qualify as a RIC under Subchapter M of the Code); or

(ii)

arise as a result of the Fund’s (or its designated agents) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund’s (or its designated agents) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund regarding such incorrect calculation or reporting; or

(iii)

arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against on Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or any Account, whichever is applicable.

7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Fund to such Indemnified Party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

7.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII. Applicable Law

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas.

8.2 This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

9.1  This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by one hundred eighty (180) days’ advance written notice delivered to the other parties; or

(b)

termination by the Company by ten (10) days’ prior written notice to the Fund and Underwriter based upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c)

termination by the Company by written notice to the Fund and the Underwriter in the event the Fund’s shares are not registered issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)

termination by the Company by written notice to the Fund and the Underwriter in the event that the Fund ceases to qualify as a RIC under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)	termination by the Company by written notice to the Fund and the Underwriter in the event that the Fund fails to meet the diversification requirements specified in Article II hereof; or

(f)

termination by either the Fund or the Underwriter by sixty (60) days’ prior written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)

termination by the Company by sixty (60) days’ prior written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, the Adviser or the Underwriter by FINRA, the SEC or other regulatory body; or

(i)

termination by the Company or the Fund by written notice to the other party upon a determination by the majority of the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

(j)

termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give sixty (60) days’ prior written notice to the Fund and the Underwriter of any proposed action to replace Fund shares; or

(k)	termination by the Company, the Fund or the Underwriter by ten (10) days’ prior written notice to the other parties upon a material breach of the Agreement by the other party.

9.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by e-mail, registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

VALIC Company I

2919 Allen Parkway, L4-01

Houston, TX 77019

Attn: General Counsel

Cc, Johnpaul S. Van Maele, Assistant General Counsel

If to the Underwriter:

Corebridge Capital Services, Inc.

2929 Allen Parkway, L4-01

Houston, TX 77019

Attention: Legal Counsel

If to the Company:

The Variable Annuity Life Insurance Company

2929 Allen Parkway, L4-01

Houston, TX 77019

Attn: General Counsel

Cc: Johnpaul S. Van Maele, Assistant General Counsel

ARTICLE XI. Miscellaneous

11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

Each party acknowledges that, in connection with the services to be provided hereunder, each may come into possession of non-public personal information regarding customers of the other (“Customer NPI”).

Each party hereby covenants that any Customer NPI which a party receives from the other shall be subject to the following limitations and restrictions: (i) each party may redisclose Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and (ii) each party may redisclose and use Customer NPI only as necessary in the ordinary course of business to provide the services identified in the Agreement, except as permitted under Regulation S-P and as required by any applicable federal or state law.

Each party represents and warrants that it has implemented, and shall continue to carry out for the term of the Agreement, policies and procedures reasonably designed to: (i) insure the security and confidentiality of records and Customer NPA; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and Customer NPI; and (iii) protect against unauthorized access or use of such customer records or Customer NPI that could result in substantial harm or inconvenience to any customer.

The provisions of this Section 11.2 shall survive the termination of this Agreement.

11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party’s respective interests are adverse to or in conflict with another party’s interests.

11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Underwriter, Adviser or Company may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control if such assignee is duly organized, licensed and registered to perform the obligations of the Underwriter, Adviser or Company under this Agreement.

ARTICLE XII. Information Sharing and Restricted Trading

12.1 Definitions. As used in this Article XII, the following terms shall have the following meaning unless a different meaning is clearly required by the contexts:

“Contracts” shall include any variable annuity contract or variable life insurance policy issued by the Intermediary.

“Fund Agent” is either (i) an investment adviser to or administrator for the Fund, (ii) the principal underwriter or distributor for the Fund or (iii) the transfer agent for the Fund.

“Good Cause” means an instance where (i) a Fund has experienced unusual levels or patterns of purchase or redemption activity and the Fund reasonably believes such activity is an indication that trading activity in an Account is inconsistent with Fund Policies, (ii) upon review of Shareholder Information you reasonably believe you need additional Shareholder Information to investigate compliance with Fund Policies, or (iii) the Fund reasonably believes it needs additional Shareholder Information for the purpose of a periodic compliance review or audit.

“Policies” shall mean policies and procedures adopted by the board of directors of the Fund (which may be amended from time-to-time) for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

“Shares” shall mean the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

“Shareholder” shall mean Contract owners of the Intermediary who maintains an interest in an account with the Fund(s).

The term “written” includes electronic writings and facsimile transmissions.

12.2 Company agrees to use reasonable efforts to provide the Fund or Fund Agent, promptly upon request, the taxpayer identification number (“TIN”), if known, or an equivalent identifying number, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Intermediary shall only be required to provide the information in regard to transactions that are initiated or directed by the Shareholder, and shall not be required to provide information in regard to transactions that are executed automatically by the Company contractual or systematic programs or enrollments, such transactions resulting from dollar cost averaging programs, asset allocation programs, automatic rebalancing programs, periodic deduction of charges or fees, redemptions pursuant to a systematic withdrawal plan, or the payment of a death benefit from a Contract. All Shareholder Information requests must be directed to the Company’s representatives identified in this Agreement and shall be sent via overnight mail. The timing with which the Intermediary must provide the requested Shareholder Information shall commence upon receipt of the written request.

12.3 Requests must set forth a specific period to be examined, which shall not exceed 180 days from the date of the request and which shall cover a period no earlier than 10 business days preceding the date of the request. The Fund or Fund Agent may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with the Policies. Any such information request must be reasonable as to the period covered, and Fund or Fund Agent will not initiate any such request without a basis for concern.

12.4 Requests for Shareholder Information shall be made no more frequently than semi- annually, unless Good Cause justification is demonstrated by the Fund or Fund Agent that a more frequent request is necessary to enforce its restrictions on market timing and similar abusive transactions. If Good Cause is not demonstrated by the Fund or Fund Agent, it shall pay the expenses incurred by the Intermediary in complying with the request.

12.5 Company agrees to make a reasonable effort to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than 10 business days, after receipt of a request. If the requested information is not on the Company’s books and records, Company agrees to use reasonable efforts to:

(i) promptly obtain and transmit the requested information from Shareholders who hold an account with an indirect intermediary;

(ii) arrange for the indirect intermediary to provide the requested information to the Fund promptly; or

(iii) if the indirect intermediary refuses to provide the requested information and the Fund or Fund Agent so directs in writing, use reasonable efforts to block further purchases of Shares from such indirect intermediary accountholder.

In such instance, Company agrees to inform the Fund or Fund Agent whether it plans to perform (i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties. For purposes of this provision, an “indirect intermediary” is an intermediary that trades through the Company. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.

12.6 The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2, or for any purpose not permitted under the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws, including but not limited to marketing or any other similar purpose without the prior written consent of the Company.

12.7 The Fund agrees to indemnify and hold harmless Intermediary from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising in connection with third party claim or action brought against Intermediary as a result of any unauthorized disclosure of a Shareholder’s TIN provided to the Fund in response to a Shareholder Information request.

12.8 The Company agrees to execute written instructions from the Fund or Fund Agent to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Shares (directly or indirectly through the Intermediary’s account) that violate the Policies. Any such restrictions or prohibitions shall only apply to transactions initiated or directed by the Shareholder and shall not apply to non- initiated or directed transactions as set forth in Section 12.2. All instructions to restrict trading must be directed to the Company’s representatives.

The Fund will request a restriction on a Shareholder’s ability to trade in Shares only after the Fund has determined that the Shareholder has engaged in transactions (directly or indirectly through the Intermediary’s account) that violate the Policies. Intermediary agrees to execute such instructions with respect to the Shareholder, but only for the Contract(s) through which such transactions in the Shares occurred.

12.9 Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

12.9.1	Company agrees to execute instructions as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by the Company.

12.9.2

 The Company must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than fifteen (15) business days after the instructions have been executed.

12.9.3

 Of the Fund and the Company, either party is excused from performance and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the Parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism, actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

12.10 The Company and the Fund mutually agree to act in good faith utilizing their best efforts to timely and effectively execution the shareholder information sharing provisions of Rule 22c-2. Good faith and best efforts means attempting to process all relevant requests in a timely manner, or in the event such requests cannot be met within the time provisions of this Agreement, to make best efforts to fulfill such requests as soon as reasonably practicable. Also, if Company is aware of a possible delay in the fulfillment of a request, Company will provide notice of the impending delay as soon as possible after the impending delay is discovered.

ARTICLE XIII. New York Insurance Regulatory Provisions

To the extent applicable, the following additional provisions are included herein

13.1 Capacity of Personnel and Status of Facilities. Whenever the Fund utilizes its personnel to perform services for the Company pursuant to this Agreement, such personnel shall at all times remain employees of the Fund, subject solely to its direction and control. The Company shall have no liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations.

13.2 Control. The performance of services by the Fund for the Company pursuant to the Agreement shall in no way impair the absolute control of the business and operations of the Fund or the Company by their respective Boards of Directors.

13.3 Maintenance of Books and Records. The Fund and the Company each shall maintain its own books, accounts, and records in such a way as to disclosure clearly and accurately the nature and detail of the transactions between them, including such accounting information as is necessary to support the reasonableness of charges under this Agreement, and such additional information as the Fund may reasonably request for purposes of its internal bookkeeping and accounting operations. The Fund shall keep such books, records, and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the Fund and persons authorized by it or any governmental agency having jurisdiction over the Fund during all reasonable business hours.

The Fund shall maintain format integrity and compatibility of the electronic records that constitute the Company’s books of account. If the electronic system that created such records is to be replaced by a system with which the records would be incompatible, the Fund shall convert such pre- existing records to a format that is compatible with the new system. The Fund shall maintain acceptable backup (hard copy or another durable medium, as defined in Regulation No. 152, as long as the means to access the durable medium is also maintained at the Company’s principal office) of the records constituting the Company’s books of account. The Fund will maintain backup records in the event of disaster and in the event of a disaster, to the extent necessary, a disaster recovery site will be made available maintained by the Fund or an affiliate thereof.

13.4 Ownership and Custody of Records. All records, books, and files established and maintained by the Fund by reasonable of its performance of services under this Agreement, which absent this Agreement would have been held by the Fund, shall be deemed the property of the Fund and shall be maintained in accordance with applicable law and regulation, including, but not limited to, Regulation No. 152. Such records should be available, during normal business hours, for inspection by the Company, anyone authorized by the Company, and any governmental agency that has regulatory authority over the Company’s business activities. Copies of such records, books and files shall be delivered to the Company on demand. All such records, books and files shall be promptly transferred to the Company by the Fund upon termination of this Agreement.

13.5 Right to Contract with Third Parties. Nothing herein shall be deemed to grant the Fund an exclusive right to provide services to the Company, and the Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services for the use of facilities as are available to or have been requested by the Company pursuant to this Agreement.

The Fund, with the Company’s consent, shall have the right to subcontract with any third party, affiliate or unaffiliated, for the performance of services requested by the Company provided that the Fund shall remain responsible for the performance of services by and such subcontractors in accordance with the terms of this agreement.

13.6 Arbitration. Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination, or validity thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

13.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties; and no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Mark R. Szycher

Title:	Vice President

Date:	7/8/2025

VALIC COMPANY I

By:	/s/ John T. Genoy

Title:	President

Date:	7/11/2025

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:	/s/ Barbara Rayll

Title:	Vice President, Business Case Development

Date:	7/10/2025

COREBRIDGE CAPITAL SERVICES, INC.

By:	/s/ Christina M. Nasta

Title:	President

Date:	7/8/2025

SCHEDULE A

Investor Trading Policy

The Company has a policy to discourage excessive trading and market timing. Our investment options are not designed to accommodate short-term trading or “market timing” organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, the Company has implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5,000 or more, and does not apply to the following:

•	Plan-level or employer-initiated transactions;
•	Purchase transactions involving transfers of assets or rollovers;
•	Retirement plan contributions, loans, and distributions (including hardship withdrawals);
•	Roth IRA conversions or IRA recharacterizations;
•	Systematic purchases or redemptions;
•	Systematic account reallocations and/or rebalancing; or
•	Trades of less than $5,000.

As described in a fund’s prospectus or other disclosure documents, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer’s benefit plan may limit an investor’s rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long- term performance returns. Thus, an investor’s account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

Last updated: March 6, 2024

APPENDIX A**

Names of Separate Accounts covered under this Agreement

Separate Account USL VA-R

Separate Account USL VL-R

Separate Account USL B

FSA Variable Separate Account

USL Separate Account RS

** The parties hereto agree that this Appendix A may be updated from time to time to accurately reflect the Separate Accounts covered under this Agreement

APPENDIX B**

Names of Contracts Funded by Separate Accounts

Select ReserveSM Flexible Payment Variable and Fixed Individual Deferred Annuity

Platinum InvestorSM Immediate Single Premium Variable Annuity Generations Variable Annuity

Platinum Investor Flexible Premium Variable Life Insurance Policies

Platinum Investor Survivor Last Survivor Flexible Premium Variable Life Insurance Policies

Platinum Investor PLUS Flexible Premium Variable Life Insurance Policies

Platinum Investor VIP Flexible Premium Variable Universal Life Insurance Policies

Protection Advantage Select Flexible Premium Variable Universal Life Insurance Policies

Income Advantage Select Flexible Premium Variable Universal Life Insurance Policies

Executive Advantage Group Flexible Premium Variable Universal Life Insurance Policies

Polaris Select Investor Variable Annuity

Portfolio Director

Select ReserveSM ** The parties hereto agree that this Appendix B may be revised and replaced as necessary to accurately reflect the Contracts covered under this Agreement